NORTHWESTERN MUTUAL SERIES FUND, INC.
720 East Wisconsin Avenue
Milwaukee, Wisconsin 53202
March 5, 2021
Kate M. Fleming, President
Mason Street Advisors, LLC
720 East Wisconsin Avenue
Milwaukee, WI 53202
Re:
Agreement to Waive Mason Street Advisors, LLC Investment Advisory Fees Relating to
Certain Portfolios of Northwestern Mutual Series Fund, Inc.
Dear Ms. Fleming:
This letter constitutes an agreement between Mason Street Advisors, LLC (“MSA”) and Northwestern Mutual Series Fund, Inc. (“Series Fund”) regarding the investment advisory fee for each of the Series Fund portfolios set forth below (each, a “Portfolio”). MSA agrees to waive, from May 1, 2021 through April 30, 2022 (unless renewed by the parties hereto), its investment advisory fee applicable to each Portfolio such that the investment advisory fee is as follows:
Growth Stock Portfolio
Assets	Fee
Up to $50 million	0.60%
$50 million - $100 million	0.50%
$100 million - $1 billion	0.40%
Excess over $1 billion	0.38%
Focused Appreciation Portfolio
Assets	Fee
Up to $100 million	0.66%
$100 million - $500 million	0.61%
$500 million - $1 billion	0.60%
Excess over $1 billion	0.57%
Large Cap Core Stock Portfolio
Assets	Fee
Up to $50 million	0.60%
$50 million - $100 million	0.50%
$100 million - $500 million	0.40%
Excess over $500 million	0.37%

Large Cap Blend Portfolio
Assets	Fee
Up to $150 million	0.74%
$150 million - $300 million	0.67%
$300 million - $500 million	0.62%
Excess over $500 million	0.56%
Index 500 Stock Portfolio
Assets	Fee
Up to $2 billion	0.20%
Excess over $2 billion	0.18%
Large Company Value Portfolio
Assets	Fee
Up to $100 million	0.70%
$100 million - $250 million	0.65%
$250 million- $500 million	0.59%
Excess over $500 million	0.57%
Domestic Equity Portfolio
Assets	Fee
Up to $100 million	0.65%
$100 million - $250 million	0.55%
$250 million - $500 million	0.50%
$500 million - $1 billionExcess over $1 billion	0.43%0.41%
Equity Income Portfolio
Assets	Fee
Up to $500 million	0.56%
$500 million - $1.5 billion	0.53%
Excess over $1.5 billion	0.52%
Mid Cap Growth Stock Portfolio
Assets	Fee
Up to $50 million	0.80%
$50 million- $100 million	0.65%
$100 million- $1 billion	0.50%
Excess over $1 billion	0.49%

Index 400 Stock Portfolio
Assets	Fee
Up to $500 million	0.25%
Excess over $500 million	0.20%
Mid Cap Value Portfolio
Assets	Fee
Up to $150 million	0.79%
$150 million - $500 million	0.67%
Excess over $500 million	0.64%
Small Cap Value Portfolio
Assets	Fee
Up to $500 million	0.85%
Excess over $500 million	0.80%
International Growth
Assets	Fee
Up to $100 million	0.75%
$100 million - $250 million	0.65%
$250 million - $1 billion	0.55%
Excess over $1 billion	0.54%
Research International Core
Assets	Fee
Up to $150 million	0.83%
$150 million - $300 million	0.77%
$300 million - $500 million	0.70%
Excess over $500 million	0.63%
International Equity Portfolio
Assets	Fee
Up to $50 million	0.69%
$50 million - $500 million	0.54%
$500 million - $1 billion	0.52%
$1 billion - $1.5 billion	0.46%
Excess over $1.5 billion	0.40%

Emerging Markets Equity Portfolio
Assets	Fee
Up to $250 million	0.95%
$250 million- $500 million	0.87%
$500 million- $1 billion	0.84%
Excess over $1 billion	0.78%
Government Money Market Portfolio
Assets	Fee
Up to $500 million	0.30%
$500 million - $1 billion	0.29%
Excess over $1 billion	0.28%
Short-Term Bond Portfolio
Assets	Fee
Up to $100 million	0.35%
$100 million- $250 million	0.33%
$250 million- $500 million	0.30%
Excess over $500 million	0.28%
Select Bond Portfolio
Assets	Fee
Up to $2 billion	0.30%
Excess over $2 billion	0.28%
Long-Term U.S. Government Bond Portfolio
Assets	Fee
Up to $100 million	0.555%
$100 million - $250 million	0.515%
$250 million - $500 million	0.495%
Excess over $500 million	0.445%
Inflation Protection Portfolio
Assets	Fee
Up to $100 million	0.55%
$100 million - $250 million	0.50%
Excess over $250 million	0.46%

High Yield Bond Portfolio
Assets	Fee
Up to $50 million	0.60%
$50 million - $100 million	0.50%
$100 million - $1.0 billion	0.40%
Excess over $1.0 billion	0.30%
Multi-Sector Bond Portfolio
Assets	Fee
Up to $100 million	0.74%
$100 million - $250 million	0.73%
$250 million - $500 million	0.70%
Excess over $500 million	0.65%
Balanced Portfolio
All assets	0.05%
Asset Allocation Portfolio
All assets	0.05%
This letter supersedes all prior agreements between the parties relating to the same matters.
Very truly yours,
NORTHWESTERN MUTUAL SERIES FUND, INC.
By:	/s/Kate M. Fleming
Name: Kate M. Fleming
Title: President
Agreed to and accepted:
MASON STREET ADVISORS, LLC
By:	/s/Kate M. Fleming
Name: Kate M. Fleming
Title: President